Exhibit 10.1

SIXTH AMENDMENT TO LEASE

THIS SIXTH AMENDMENT TO LEASE (the “Amendment”) dated as of the 2nd day of July (the “Effective Date”), by and between GLENHARDIE PARTNERS, L.P., successor in interest to FV Office Partners, L.P., a limited partnership organized and existing under the laws of Delaware (hereinafter referred to as “Landlord”), and ENCORIUM GROUP, INC., f/k/a/ Covalent Group Inc., a corporation organized and existing under the laws of Nevada whose present address is 1275 Drummers Lane, Wayne, PA 19087 (hereinafter referred to as “Tenant”).

W I T N E S S E T H    T H A T :

WHEREAS, Landlord leased certain premises at Glenhardie Corporate Center in the building located at 1275 Drummers Lane, Wayne, Pennsylvania 19087 (the “Building”), to Tenant pursuant to that certain Lease dated September 9, 1994, amended by that certain First Amendment to Lease dated March 25, 1996 and that certain Second Amendment to Lease dated November 14, 1996 (collectively, the “Original Lease”);

WHEREAS, Landlord and Interactive Health Computing Inc. (“IHC”) entered into that certain Agreement of Lease dated January 15, 1996 as amended by a First Amendment to Lease dated March 25, 1996 (the “IHC Lease”) regarding certain space located on the first floor of the Building. Landlord consented to the assignment of the IHC Lease to Tenant pursuant to that certain Assignment and Assumption of Lease dated September 30, 1999 between Tenant and IHC in which Tenant assumed the rights and obligations of the IHC Lease (the “Assignment and Assumption”) and that certain Consent to Assignment and Assumption between Landlord, IHC and Tenant dated September 1999 (the “Consent”). The IHC Lease, the Assignment and Assumption and the Consent are hereinafter collectively referred to as the “IHC Lease Documents.” The Original Lease and the IHC Lease Documents as the same has been modified by that certain Third Amendment to Lease dated July 31, 2001 and by that certain Fourth Amendment to Lease dated as of November 27, 2001, that certain Fifth Amendment to Lease dated as of December 13, 2002 (the “Fifth Amendment”) are hereinafter collectively referred to as the “Lease”. The term “Premises” as used herein shall mean and refer to the Long-Term Premises (as defined in the Fifth Amendment) consisting of approximately 34,026 rentable square feet; and

WHEREAS, Landlord and Tenant have agreed to further amend the Lease in accordance with the terms and conditions set forth herein;

NOW THEREFORE, Landlord and Tenant for good and valuable consideration, intending to be legally bound, hereby agree as follows:

1.        The term of the Lease is extended to December 31, 2014 (the “New Maturity Date”).

2.        As of the Effective Date Fixed Rent shall be $22.00 per rentable square foot payable in equal monthly installments. Upon the occurrence of the Give Back Space Surrender Date (as hereinafter defined) Fixed Rent shall be due and payable in accordance with the following schedule:

Time Period	Monthly Fixed Rent	Annual Fixed Rent
Give Back Space Surrender Date - 5/31/2009	$42,628.67	$511,544.00
6/1/2009 - 5/31/2010	$44,081.92	$528,983.00
6/1/2010 - 5/31/2011	$45,535.17	$546,422.00
6/1/2011 - 5/31/2012	$46,988.42	$563,861.00
6/1/2012 - 5/31/2013	$48,441.67	$581,300.00
6/1/2013 - 5/31/2014	$49,894.92	$598,739.00
6/1/2014 - 12/31/2014	$51,348.17	$616,178.00

3.        Tenant has advised Landlord that it wishes to perform certain improvements to the Premises prior to surrendering the Give Back Space (as hereinafter defined) [collectively, the “Tenant Improvements”]. All of the Tenant Improvements shall be completed in compliance with the terms and conditions of Article 9 of the Lease at Tenant’s sole expense. Notwithstanding anything to the contrary contained in Article 9 of the Lease, Landlord, at Landlord’s option, shall have the right to oversee the construction of any Tenant Improvements constructed by Tenant and to receive a fee in connection with such oversight activity equal to three percent (3%) of the aggregate of the hard and soft costs related to the Tenant Improvements (collectively, the “TI Costs”). In the event Tenant wishes Landlord to provide any construction management services concerning the Tenant Improvements Landlord shall be entitled to a construction management fee equal to five percent (5%) of the TI Costs.

4.        Upon completion of the Tenant Improvements Tenant shall surrender to Landlord a portion of the Premises located on the first floor known as Suite 100 consisting of approximately 10,774 rentable square feet and more fully described on Exhibit “A” attached hereto (the “Give Back Space”). On the date on which Tenant turns over the Give Back Space to Landlord in vacant and broom clean condition (the “Give Back Space Surrender Date”) the Give Back Space shall cease to be a portion of the Premises and Tenant shall not have access to or use of the Give Back Space. From and after the Give Back Space Surrender Date: (i) the Premises shall consist of approximately 23,252 rentable square feet; and (ii) Tenant’s proportionate share shall be 36.861%.

5.        Tenant, concurrently with the execution of this Amendment, shall provide Landlord a standby, irrevocable, “clean” letter of credit in form and substance satisfactory to Landlord and from a bank acceptable to Landlord (the “Letter of Credit”). The Letter of Credit must be issued in a “evergreen” form on a year to year basis provided that the last year of the term of the Letter of Credit shall in no event expire earlier then thirty (30) days after the New Maturity Date. The Letter of Credit shall also specify that: (i) the issuing bank shall provide Landlord with a minimum of thirty (30) days prior notice before any decision by such issuing bank to not renew the Letter of Credit; (ii) it is freely assignable by Landlord; and (iii) partial draws are permitted. Any failure of the issuing bank to not renew the Letter of Credit shall constitute a default under the Lease and permit Landlord to immediately draw upon the Letter of Credit in its full amount. The Letter of Credit shall be retained by Landlord as security for the payment by Tenant of the rent herein agreed to be paid and for the faithful performance of the covenants contained in the Lease. If at any time Tenant shall be in default under any of the provisions of the Lease, Landlord shall be entitled, at its sole discretion to draw upon the Letter of Credit

(i)	to pay for

(1)	any rent for the payment of which Tenant shall be in default as aforesaid,

(2)	any expense incurred by Landlord in curing any such default, and/or

(3)	any other sums due to Landlord in connection with such default or the curing thereof, including, without limitation, any damages incurred by Landlord by reason of such default; or

(ii)	in liquidation of all or part of the damages suffered by Landlord by reason of such default.

The Letter of Credit shall specify that its face amount shall reduce in accordance with the following schedule:

Time Period	Letter of Credit Amount
Effective Date to May 31, 2009	$170,000
June 1, 2009 to May 31, 2010	$141,667
June 1, 2010 to May 31, 2011	$113,333
June 1, 2011 to May 31, 2012	$85,000
June 1, 2012 to May 31, 2013	$56,667
June 1, 2013 to the New Maturity Date	$28,333

Landlord shall reimburse Tenant for a portion of the issuing fee charged by the issuing bank for the Letter of Credit (the “LC Fee”) equal to the lesser of: (i) fifty percent (50%) of the LC Fee; or (ii) two percent (2%) of the initial face amount of the Letter of Credit (i.e. $3,400).

6.        Effective as of January 1, 2010 the term “Base Operating Costs” applicable to the Premises shall mean and refer to the Annual Operating Costs incurred by Landlord during the calendar year 2010.

7.        Paragraphs 8 and 9 of the Fifth Amendment are hereby null and void and of no further force and effect.

8.        Articles 20(d)(iii)(A) and 20(d)(iii)(B), which comprise the confession of judgment portion of the Lease are hereby restated and reconfirmed as follows:

IF TENANT SHALL DEFAULT IN THE PAYMENT OF THE RENT OR ANY OTHER SUMS DUE HEREUNDER BY TENANT, TENANT HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY PROTHONOTARY OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR TENANT IN ANY AND

ALL SUITS OR ACTIONS WHICH MAY BE BROUGHT FOR SAID RENT AND/OR SAID OTHER SUMS; AND IN SAID SUITS OR ACTIONS TO CONFESS JUDGMENT AGAINST TENANT FOR ALL OR ANY PART OF SAID RENTAL AND/OR SAID OTHER SUMS, INCLUDING BUT NOT LIMITED TO THE AMOUNTS DUE FROM TENANT TO LANDLORD UNDER CLAUSES (I), (II), OR (III) OF THIS ARTICLE 20, AND FOR INTEREST AND COSTS, TOGETHER WITH AN ATTORNEYS’ COMMISSION FOR COLLECTION OF FIVE PERCENT BUT NOT LESS THAN TEN THOUSAND DOLLARS ($10,000). SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS ANY OF SAID RENTAL AND/OR OTHER SUMS SHALL FALL DUE OR BE IN ARREARS, AND SUCH POWERS MAY BE EXERCISED AS WELL AFTER THE TERMINATION OR EXPIRATION OF THE TERM OF THIS LEASE.

WHEN THIS LEASE OR TENANT’S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE, AND ALSO WHEN AND AS SOON AS SUCH TERM SHALL HAVE EXPIRED OR BEEN TERMINATED, TENANT HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR ANY COURT OF RECORD AS ATTORNEY FOR TENANT AND ANY PERSONS CLAIMING THROUGH OR UNDER TENANT TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING THROUGH OR UNDER TENANT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE PREMISES, FOR WHICH THIS LEASE SHALL BE SUFFICIENT WARRANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED, CANCELED OR SUSPENDED AND POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT OR ANY PERSON CLAIMING THROUGH OR UNDER TENANT, LANDLORD SHALL HAVE THE RIGHT, UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON ANY SUBSEQUENT TERMINATION OR EXPIRATION OF THIS LEASE OR ANY RENEWAL OR EXTENSION HEREOF, OR OF TENANT’S RIGHT OF POSSESSION, AS HEREINBEFORE SET FORTH, TO CONFESS JUDGMENT IN EJECTMENT AS HEREINBEFORE SET FORTH ONE OR MORE ADDITIONAL TIMES TO RECOVER POSSESSION OF THE SAID PREMISES.

IN ANY ACTION OF OR FOR EJECTMENT OR FOR RENT OR OTHER SUMS, IF LANDLORD SHALL FIRST CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY IT OR SOMEONE ACTING FOR IT SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT, SUCH AFFIDAVIT SHALL BE CONCLUSIVE EVIDENCE OF SUCH FACTS; AND IF A TRUE COPY OF THIS LEASE (AND OF THE TRUTH OF THE COPY SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE) BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING. TENANT RELEASES TO LANDLORD, AND TO ANY AND ALL ATTORNEYS WHO MAY

APPEAR FOR TENANT, ALL PROCEDURAL ERRORS IN ANY PROCEEDINGS TAKEN BY LANDLORD, WHETHER BY VIRTUE OF THE WARRANTS OF ATTORNEY CONTAINED IN THIS LEASE OR NOT, AND ALL LIABILITY THEREFOR.

TENANT PLEASE INITIAL HERE

9.        The parties represent and warrant to each other that they have not employed, dealt with or negotiated with any broker or agent other than CB Richard Ellis, Inc. and Smith Mack & Company. Landlord agrees to pay all commissions owed to the named brokers in this Paragraph 11. Each party agrees to indemnify, defend and hold the other party harmless from and against any and all demands, actions, loss, damage or liability, including, without limitation, reasonable attorneys’ fees, to which the other party may now or hereafter become subject by reason of any claim for commission, fee or other compensation to any broker or agent not listed in this Paragraph 11 due as a result of the acts of the indemnifying party.

10.        The submission by Landlord to Tenant of this Amendment shall have no binding force or effect, shall not constitute an option for the leasing of the Premises nor confer any rights or impose any obligations upon either party until execution thereof by Landlord and the delivery of an executed original copy thereof to Tenant.

11.        All capitalized terms in this Amendment not otherwise defined herein shall have the meaning set forth in the Lease. This Amendment may be signed in counterparts.

12.        All of the terms, conditions and provisions of the Lease are incorporated herein by reference as fully as though set forth in this Amendment.

13.        All of the recitals set forth above are hereby ratified and confirmed by Landlord and Tenant and incorporated herein by reference.

14.        The individual signing below on behalf of the Tenant represents that s/he has the authority and power to bind the Tenant.

15.        In the event any of the terms of this Amendment are inconsistent with the terms of the Lease the terms of this Amendment shall take precedent.

16.        Landlord and Tenant hereby ratify and confirm the Lease, which, except as specifically modified herein, shall remain in full force and effect unmodified.

[Signature blocks contained on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment to Lease the date set forth above.

LANDLORD:		TENANT:

GLENHARDIE PARTNERS, LP a Delaware limited partnership		ENCORIUM GROUP, INC., a Delaware corporation

By:	Tredyffrin GP, LLC, a Delaware limited liability company, its general partner	By: Name: Title:	/s/ Kenneth M. Borow Kenneth M. Borow President

By:	/s/ Joseph S. Grubb, Jr. Joseph S. Grubb, Jr. Vice President